Exhibit 10.5

EXHIBIT A

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT

Lucid Diagnostics Inc.

360 Madison Avenue 25th Floor

New York, New York 10017

Ladies and Gentlemen:

1. Subscription. The undersigned (the “Purchaser”), intending to be legally bound, hereby irrevocably agrees to purchase from Lucid Diagnostics Inc., a Delaware corporation (the “Company”), shares of the Company’s Series B-1 Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock” or “Series B-1 Preferred Shares”), at a price of $1,000.00 per Series B-1 Preferred Share (the “Share Price”), as set forth on the signature page hereof. The minimum investment amount for each purchaser participating in the Offering is $250,000, which minimum investment may be waived at the discretion of the Company. The Series B-1 Preferred Shares are being sold in the Offering (as defined below). This Subscription Agreement (this “Subscription Agreement”) is one in a series of similar subscription agreements (collectively, the “Subscription Agreements”) pursuant to which the Series B-1 Preferred Shares are being sold in the Offering. This Subscription Agreement is Exhibit A in a package of documents (the “Subscription Package”) delivered by the Company in connection with the solicitation of subscriptions in the Offering.

2. The Offering.

(a) This subscription is submitted to the Company, in accordance with and subject to the terms and conditions described herein, in connection with the offering by the Company (the “Offering”) of a maximum of _______ Series B-1 Preferred Shares ($_______) (the “Maximum Offering Amount”).

(b) The conversion price of the Series B-1 Preferred Stock sold in the Offering will be equal to the average VWAP (as defined below) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), on the five (5) trading days immediately preceding the date of the applicable Closing (as defined below). The “VWAP,” for any date, is the daily volume weighted average price of the security for such date on the principal trading market for such security as reported by Bloomberg L.P., based on a Trading Day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time). Accordingly, shares of Series B-1 Preferred Stock sold at Additional Closings (as defined below) after the Initial Closing (as defined below), if any, may be designated as a separate sub-series with an alternative sub-series title (Series B-2, Series B-3, etc.) (the “Series B-1 Preferred Stock Sub-Series”), which Series B-1 Preferred Stock Sub-Series may contain a different conversion price than the shares of Series B-1 Preferred Stock sold in the Initial Closing. Other than with respect to the conversion price, the terms of each Series B-1 Preferred Stock Sub-Series, including any Series B-1 Preferred Stock Sub-Series sold at Additional Closings after the Initial Closing, will be identical in all other respects to the Series B-1 Preferred Stock sold at the Initial Closing. Unless stated otherwise, or the context otherwise requires, references to the Series B-1 Preferred Stock or Series B-1 Preferred Shares in this subscription shall include the Series B-1 Preferred Stock sold at the Initial Closing, as well as any and all Series B-1 Preferred Stock Sub-Series sold at Additional Closings pursuant to this Section 2(b).

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3. Deliveries and Payment; Escrow of Funds. Simultaneously with the execution hereof, the Purchaser shall: (a) deliver to the Company, in accordance with the Subscription Instructions attached hereto, (i) one (1) completed and executed Omnibus Signature Page to Subscription Agreement and Registration Rights Agreement (attached as Exhibit F to the Subscription Package), (ii) a completed Accredited Investor Certification (attached as Exhibit G to the Subscription Package), along with all verification information and documents required pursuant thereto, (iii) a completed Investor Profile (attached as Exhibit H to the Subscription Package) and (iv) one (1) completed and executed Tax Certification for U.S. Persons or Tax Certification for Non-U.S. Persons, as applicable (attached as Exhibit I to the Subscription Package); and (b) make a wire transfer payment to the Company in an amount equal to the product of (i) the number of Series B-1 Preferred Shares being subscribed for by the Purchaser in the Offering, as set forth on the signature page hereof, multiplied by (ii) the Share Price. Wire transfer instructions are set forth on the cover page of the Subscription Package. Such funds will be held for the Purchaser’s benefit until the earliest to occur of (a) a closing of the first sale of Series B-1 Preferred Shares (the “Initial Closing”), or a subsequent closing if funds are deposited into the Escrow Account after the time of the Initial Closing, (b) the rejection of such subscription, or (c) the termination of the Offering by the Company. The Company may continue to offer and sell the Series B-1 Preferred Shares and conduct additional closings for the sale of additional Series B-1 Preferred Shares after the Initial Closing and until the termination of the Offering (each, an “Additional Closing” and together with the Initial Closing, the “Closings”).

4. Acceptance of Subscription. The Purchaser understands and agrees that the Company, in its sole discretion, reserves the right to accept or reject this or any other subscription for Series B-1 Preferred Shares, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. In furtherance of the foregoing, the Company shall have the right to require potential subscribers to supply additional information and execute additional documents in a satisfactory manner, which determination shall be at the sole discretion of the Company, prior to the acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Subscription Agreement. If this subscription is rejected in whole or the Offering of Series B-1 Preferred Shares is terminated, all funds received from the Purchaser will be returned without interest or offset, and this Subscription Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Subscription Agreement will continue in full force and effect to the extent this subscription was accepted.

5. Representations and Warranties. The Purchaser hereby acknowledges, represents, warrants, and agrees as follows:

(a) None of the Series B-1 Preferred Shares or the securities issuable upon conversion of the Series B-1 Preferred Shares (the “Conversion Securities”) are registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Purchaser understands that the offering and sale of the Series B-1 Preferred Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and/or the provisions of Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder, based, in part, upon the bona fide nature of the investment intent and the representations, warranties, agreements and certifications of the Purchaser contained in this Subscription Agreement and the documents deliver in connection herewith, including without limitation the Accredited Investor Certification and accompanying documentation.

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(b) The Purchaser’s substantive relationship with the Company predates the Company’s contact with the Purchaser regarding an investment in the Series B-1 Preferred Shares.

(c) Prior to the execution of this Subscription Agreement, the Purchaser and the Purchaser’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”): (i) have received or otherwise had access to (x) the Subscription Package, (y) the Company’s most recent Annual Report on Form 10-K and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by such Form 10-K, in the forms available through the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (the “SEC Reports,” and together with the Subscription Package, the “Disclosure Documents”), and (z) all other documents requested by the Purchaser, (ii) have carefully reviewed such documents and (iii) understand the information contained in such documents.

(d) Neither the SEC nor any state securities commission or other regulatory authority has approved the Series B-1 Preferred Shares or the Conversion Securities or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Disclosure Documents or the other documents received or otherwise accessed by the Purchaser, if any. The Disclosure Documents and the other documents received or otherwise accessed by the Purchaser, if any, have not been reviewed by any federal, state or other regulatory authority.

(e) The Purchaser and its Advisers, if any, have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the business, financial condition and results of operations of the Company and the offering of the Series B-1 Preferred Shares and the Conversion Securities, and all such questions have been answered to the full satisfaction of the Purchaser and its Advisers, if any.

(f) In evaluating the suitability of an investment in the Company and the Series B-1 Preferred Shares and the Conversion Securities, the Purchaser has not relied upon any representation or information (oral or written) other than as set forth in the Disclosure Documents.

(g) The Purchaser is unaware of, is in no way relying on, and did not become aware of the Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Offering and is not subscribing for the Series B-1 Preferred Shares and did not become aware of the Offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally.

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(h) The Purchaser has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription Agreement, or the transactions contemplated hereby.

(i) The Purchaser, together with its Advisers, if any, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Offering to evaluate the merits and risks of an investment in the Series B-1 Preferred Shares and/or the Conversion Securities and the Company and to make an informed investment decision with respect thereto.

(j) The Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Company and the Series B-1 Preferred Shares or the Conversion Securities, and the Purchaser has relied on the advice of, or has consulted with, only its own Advisers.

(k) The Purchaser is acquiring the Series B-1 Preferred Shares and the Conversion Securities solely for such Purchaser’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer all or any part of the Series B-1 Preferred Shares or the Conversion Securities, and the Purchaser has no plans to enter into any such agreement or arrangement.

(l) The Purchaser must bear the substantial economic risks of the investment in the Series B-1 Preferred Shares and the Conversion Securities indefinitely because none of the Series B-1 Preferred Shares or Conversion Securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the Series B-1 Preferred Shares and the Conversion Securities to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company’s stock books. Stop transfer instructions will be placed with the transfer agent on the Series B-1 Preferred Shares and the Conversion Securities, if any. The Company has agreed that purchasers of the Series B-1 Preferred Shares will have, with respect to the Conversion Securities, the registration rights described in the Registration Rights Agreement. Notwithstanding such registration rights, there can be no assurance that there will be any market for the resale of the Series B-1 Preferred Shares or the Conversion Securities, nor can there be any assurance that such securities will be freely transferable at any time in the foreseeable future.

(m) The Purchaser has adequate means of providing for such Purchaser’s current financial needs and foreseeable contingencies and has no need for liquidity from its investment in the Series B-1 Preferred Shares or the Conversion Securities for an indefinite period of time.

(n) The Purchaser is aware that an investment in the Series B-1 Preferred Shares and Conversion Securities involves a high degree of risk, involving a number of very significant risks and uncertainties, and has carefully read and considered the matters described in Risk Factors attached as Exhibit F to the Subscription Package and the matters described under the caption “Risk Factors” in the SEC Reports, and, in particular, acknowledges that the Company has had significant operating losses since inception, and is engaged in highly competitive businesses and may not be able to accomplish the Company’s business plan as described in the SEC Reports.

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(o) The Purchaser is an “accredited investor” as that term is defined in Regulation D and as set forth on the Accredited Investor Certification delivered to the Company.

(p) The Purchaser (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Series B-1 Preferred Shares or the Conversion Securities, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Series B-1 Preferred Shares or the Conversion Securities, the execution and delivery of this Subscription Agreement has been duly authorized by all necessary action, this Subscription Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Subscription Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Subscription Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Subscription Agreement and make an investment in the Company, and represents that this Subscription Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Subscription Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

(q) The Purchaser and the Advisers, if any, have had the opportunity to obtain any additional information, to the extent the Company has such information in its possession or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Disclosure Documents and all documents received or otherwise accessed by the Purchaser in connection with the purchase of the Series B-1 Preferred Shares and the Conversion Securities, and have had the opportunity to have representatives of the Company provide them with such additional information regarding the terms and conditions of this particular investment and the financial condition, results of operations, and business of the Company deemed relevant by the Purchaser or the Advisers, if any, and all such requested information, to the extent the Company has such information in their possession or could acquire it without unreasonable effort or expense, has been provided to the full satisfaction of the Purchaser and the Advisers, if any.

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(r) Any information which the Purchaser has heretofore furnished or is furnishing herewith to the Company, including without limitation all verification information and documents required pursuant to the Accredited Investor Certification, is complete and accurate and may be relied upon by the Company and its legal counsel in determining the availability of an exemption from registration under federal and state securities laws in connection with the offering of securities as described in the Disclosure Documents. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Series B-1 Preferred Shares or the Conversion Securities. Without limiting the foregoing, the Purchaser has provided the Company with all information regarding the Purchaser’s accredited investor status requested by the Company, and agrees to provide such further information as reasonably requested to allow the Company to verify the Purchaser’s accredited investor status as set forth in Rule 506 of Regulation D under the Securities Act.

(s) The Purchaser has significant prior investment experience, including investment in non-listed and non-registered securities. The Purchaser is knowledgeable about investment considerations in development stage companies with limited operating histories. The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company and the Series B-1 Preferred Shares or the Conversion Securities in the event such a loss should occur. The Purchaser’s overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser’s net worth and financial circumstances and the purchase of the Series B-1 Preferred Shares and/or the Conversion Securities will not cause such commitment to become excessive. Investment in the Company and the Series B-1 Preferred Shares and Conversion Securities as contemplated by this Subscription Agreement is suitable for the Purchaser.

(t) The Purchaser is satisfied that the Purchaser has received adequate information with respect to all matters which it or the Advisers, if any, consider material to its decision to make an investment in the Company and the Series B-1 Preferred Shares and Conversion Securities as contemplated by this Subscription Agreement.

(u) The Purchaser acknowledges that any estimates or forward-looking statements or projections included in the Disclosure Documents were prepared by the Company in good faith but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company and should not be relied upon.

(v) No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisers, if any, in connection with the Offering which are in any way inconsistent with the information contained in the Disclosure Documents.

(w) Within five (5) days after receipt of a request from the Company, the Purchaser will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

(x) The Purchaser understands that the Series B-1 Preferred Shares and the Conversion Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold such securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

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(y) THE PREFERRED SHARES OFFERED HEREBY (INCLUDING THE CONVERSION SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUCH SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE DISCLOSURE DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(z) In making an investment decision in the Company and the Series B-1 Preferred Shares and/or Conversion Securities, investors must rely on their own examination of the Company and the terms of the Offering, including the merits and risks involved. The Purchaser is aware that it will be required to bear the financial risks of investment in the Company and the Series B-1 Preferred Shares and the Conversion Securities for an indefinite period of time.

(aa) (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

(bb) The Purchaser should check the Office of Foreign Assets Control (“OFAC”) website (http://www.treas.gov/ofac) before making the following representations. The Purchaser represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website (http://www.treas.gov/ofac). In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

1 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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(cc) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Purchaser agrees to promptly notify the Company should the Purchaser become aware of any change in the information set forth in these representations. The Purchaser understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Purchaser, either by prohibiting additional subscriptions from the Purchaser, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations. The Purchaser further acknowledges that the Company may, by written notice to the Purchaser, suspend the redemption rights, if any, of the Purchaser if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any of the Company’s service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

(dd) To the best of the Purchaser’s knowledge, none of: (1) the Purchaser; (2) any person controlling or controlled by the Purchaser; (3) if the Purchaser is a privately-held entity, any person having a beneficial interest in the Purchaser; or (4) any person for whom the Purchaser is acting as agent or nominee in connection with this investment is a senior foreign political figure,2 or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

(ee) If the Purchaser is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

2 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government- owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

3 “Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

4 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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(ff) If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Series B-1 Preferred Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Series B-1 Preferred Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Series B-1 Preferred Shares or the Conversion Securities. The Purchaser’s subscription and payment for and continued beneficial ownership of the Series B-1 Preferred Shares and the Conversion Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

(gg) If Purchaser is a non-US investor, Purchaser represents and warrants to the Company that its purchase of the Series B-1 Preferred Shares, and the sale of the Series B-1 Preferred Shares to Purchaser by the Company, is in compliance with and does not violate any laws of the country in which Purchaser is located and Purchaser will be able to obtain any requisite permission under such country’s foreign exchange laws to enable Purchaser to pay the purchase price for the Series B-1 Preferred Shares.

(hh) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to the Purchaser or to any Person who may be deemed to beneficially own (within the meaning of Rule 13d-3 under the Exchange Act) any securities beneficially owned by the Purchaser.

6. Representations and Warranties. The Company hereby acknowledges, represents, warrants, and agrees as follows:

(a) The Company represents that it and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the state of its organization, has the requisite power and authority to own its properties and to carry on their business as now being conducted and as presently proposed to be conducted, is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, it has full power and authority to execute and deliver this Subscription Agreement and all other related agreements or certificates, including those included in this Subscription Package (collectively, the “Transaction Agreements”) and to carry out the provisions hereof and thereof and to issue the Series B-1 Preferred Shares or the Conversion Securities, the execution and delivery of the Transaction Agreements has been duly authorized by all necessary action, each Transaction Agreement has been duly executed and delivered on behalf of the Company and is a legal, valid and binding obligation of the Company. The execution and delivery of each Transaction Agreement will not violate or be in conflict with, or constitute a default or violation of, any order, judgment, injunction, agreement or controlling document to which the Company is a party or by which it is bound, except for any conflict, default, right or violation that would not reasonably be expected to result in a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Agreements or any other agreements or instruments to be entered into in connection herewith or therewith or (iii) the authority or ability of the Company to perform any of its obligations under any of the Transaction Agreements. The Company has no subsidiaries other than wholly-owned subsidiaries. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s governing documents or the laws of its state of incorporation that is or could become applicable to the issuance or conversion of the Series B-1 Preferred Shares or the consummation of the transactions contemplated by the Transaction Agreements.

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(b) The issuance of the Series B-1 Preferred Shares is duly authorized and upon issuance in accordance with the terms hereof shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances with respect to the issuance thereof (collectively, “Liens”). Upon issuance or conversion in accordance with the Transaction Agreements, the Conversion Securities, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of common stock of the Company.

(c) The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Agreements, in each case, in accordance with the terms hereof or thereof (other than (i) the obtaining of stockholder approval for the issuance of all of the Conversion Securities in compliance with the rules and regulations of the Nasdaq Capital Market without regard to any limitations on conversion set forth in the Certificate of Designations, (ii) the filing with the Securities and Exchange Commission of (A) one or more registration statements in accordance with the requirements of the Registration Rights Agreement, and (B) a Form D and any applicable filings as may be required by any state securities agencies that may be made following the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated thereby). “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

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(d) During the two (2) years prior to the date hereof, the Company has timely filed all SEC Reports; reports filed in compliance with the time periods specified in Rule 12b-25 promulgated under the Exchange Act shall be considered timely for this purpose. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Reports, and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). The reserves, if any, currently established by the Company or the lack of reserves, if applicable, are reasonable based upon facts and circumstances known by the Company on the date hereof and there are no loss contingencies that are required to be accrued by the Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for by the Company in its financial statements or otherwise. The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the SEC Reports (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with GAAP and the rules and regulations of the SEC. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

(e) The terms and conditions of that certain Senior Secured Convertible Note in initial principal amount of $11,111,110, which was issued by the Company to an accredited investor on March 21, 2023, are as set forth in the SEC Reports, and there have been no amendments, modifications or waivers thereto that are not included in the SEC Reports, other than the waiver granted by such accredited investor in order to permit the issuance of the Series B-1 Preferred Shares hereunder and the consummation of the other transactions contemplated by the Transaction Agreements.

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(f) Except as set forth in the SEC Reports, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Except as set forth in the SEC Reports, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

(g) Except as set forth in the SEC Reports or as otherwise disclosed in writing to the Purchaser, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist or occur with respect to the Company, any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that (i) would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its common stock and which has not been publicly announced, (ii) has had, or would be reasonably expected to have, a material adverse effect on any Purchaser’s investment hereunder or (iii) has had, or would be reasonably expected to have, a Material Adverse Effect.

(h) There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Nasdaq Capital Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such that if adversely determined would have a Material Adverse Effect.

(i) As of the date hereof, the authorized capital stock of the Company consists of (A) 200,000,000 shares of Common Stock, of which, 49,784,461 shares are issued and outstanding and 49,822,240 shares are reserved for issuance pursuant to Series B Preferred Shares and 39,426,016 shares are reserved for issuance pursuant to the Senior Secured Convertible Note (B) 20,000,000 shares of Preferred Stock, 44,285 of which are designated as Series B Preferred Stock and are issued and outstanding.

(j) Except as disclosed in the SEC Reports: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is bound to redeem a security of the Company or any of its Subsidiaries; (D) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Series B-1 Preferred Shares or the conversion of such shares into Common Stock; and (E) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(k) The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and presently proposed to be conducted.

(l) The Company is eligible to register the Registrable Securities (defined in the Registration Rights Agreement) for resale by the Buyers using Form S-3 promulgated under the 1933 Act.

7. Indemnification.

(a) The Purchaser agrees to indemnify and hold harmless the Company, and its officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of any false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Purchaser of any covenant or agreement made by the Purchaser herein or in any other document delivered in connection with this Subscription Agreement. Each Purchaser’s obligation to indemnify shall be individual, not joint and several, and in no event shall the liability of any Purchaser hereunder be greater in amount than the dollar amount of the net proceeds received by such Purchaser upon the sale of the Shares acquired pursuant to this Subscription Agreement.

(b) The Company agrees to indemnify and hold harmless each Purchaser, and its officers, directors, employees, agents, control persons and affiliates (collectively the “Purchaser Parties”) from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of (i) any breach by the Company of any covenant or agreement made by the Company herein or in any other document delivered in connection with this Subscription Agreement, or (ii) any claim asserted or threatened by or in the name of the Company (including any shareholder derivative claim) in which the claimant alleges that the officers or directors of the Company breached their fiduciary duties in connection with this Offering, if and to the extent such Purchaser (or any of its Purchaser Parties) is, or is threatened to be made, a party to such actual or threatened proceeding, by reason of its participation in the Offering, including, without limitation, any negotiations, discussions or offers made in connection therewith.

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8. Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this Subscription Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives, and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives, and permitted assigns.

9. Modification. This Subscription Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

10. Immaterial Modifications to the Registration Rights Agreement. The Company may, at any time prior to the Initial Closing, modify the Registration Rights Agreement, if necessary, to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser, if, and only if, such modification is not material in any respect.

11. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed email or facsimile if sent during normal business hours of the recipient, if not confirmed, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The Company and the Purchaser hereby consent to the delivery of communications and notices to such parties at their respective address, email or facsimile number set forth on the signature page hereto, or to such other address as such party shall have furnished in writing in accordance with the provisions of this Section 11.

12. Assignability. This Subscription Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Series B-1 Preferred Shares or the Conversion Securities shall be made only in accordance with all applicable laws.

13. Applicable Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within said State.

14. Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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15. Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

16. Confidentiality. The Purchaser acknowledges and agrees that any information or data the Purchaser has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. The Purchaser agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of the Purchaser or any other person or persons, except in connection with the evaluation of this subscription, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, ideas, discoveries, inventions, developments and improvements belonging to the Company and confidential information obtained by or given to the Company about or belonging to third parties.

17. Miscellaneous.

(a) This Subscription Agreement, together with the Registration Rights Agreement and the other Transaction Agreements, constitute the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Subscription Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b) The representations and warranties of the Purchaser and the Company made in this Subscription Agreement shall survive the execution and delivery hereof and delivery of the Series B-1 Preferred Shares and the Conversion Shares.

(c) Except as otherwise agreed in writing, each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Subscription Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

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(d) This Subscription Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e) Each provision of this Subscription Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Subscription Agreement.

(f) Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Subscription Agreement as set forth in the text.

(g) The Purchaser understands and acknowledges that there may be multiple closings.

18. Omnibus Signature Page. This Subscription Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Subscription Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of the Omnibus Signature Page to Subscription Agreement and Registration Rights Agreement (attached as Exhibit F to the Subscription Package), in the place set forth therein, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of this Subscription Agreement and the Registration Rights Agreement, with the same effect as if each of such separate but related agreements were separately signed. The Company shall separately sign both this Subscription Agreement and the Registration Rights Agreement.

19. Book Entry Registration of the Shares. The Company will issue the Series B-1 Preferred Shares and the Conversion Securities by registering them in book entry form with the Company or the Company’s transfer agent, if applicable, in Purchaser’s name and the applicable restrictions will be noted in the records of the Company, or the Company’s transfer agent, if applicable, and in the book entry system, except for investments made via custodian accounts such as pensions and IRAs in which case physical certificates evidencing the Series B-1 Preferred Shares and the Conversion Shares will be issued, if requested.

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